Subject To Completion And Modification

COLLEGE LOAN LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS COLLEGE LOAN LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT COLLEGE LOAN LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, COLLEGE LOAN LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 888-252-5452.

TERM SHEET

$1,390,000,000
College Loan Corporation Trust I
Issuing Entity
Student Loan Asset-Backed Notes, Series 2006-1

College Loan LLC Depositor	College Loan Corporation Sponsor and Issuer Administrator

Class	Original Principal Amount	Interest Rate	Final Maturity	Price To Public	Underwriting Discount	Proceeds To Trust(1)
Series 2006-1A-1 Senior Notes	$100,000,000	3-Month LIBOR minus [___]%	Jan 25, 2020	100%	0.170%	99.830%

Series 2006-1A-2 Senior Notes	$200,000,000	3-Month LIBOR plus [___]%	Apr 25, 2022	100%	0.210%	99.790%

Series 2006-1A-3 Senior Notes	$260,000,000	3-Month LIBOR plus [___]%	Oct 25, 2025	100%	0.220%	99.780%

Series 2006-1A-4 Senior Notes	$195,000,000	3-Month LIBOR plus [___]%	Jan 25, 2027	100%	0.235%	99.765%

Series 2006-1A-5 Senior Notes	$300,000,000	3-Month LIBOR plus [___]%	Jul 25, 2028	100%	0.270%	99.730%

Series 2006-1A-6 Senior Notes	$280,000,000 (2)	3-Month LIBOR plus [___]%	Jan 25, 2034	100%	0.300%	99.700%
Series 2006-1A-IO Senior Notes	10%	July 25, 2008	20.987%	0.105%	20.882%
Series 2006-1B Subordinate Notes	$55,000,000	Auction Rate	April 25, 2046	100%	0.220%	99.780%

Total	$1,390,000,000	$1,386,608,750

_________________

(1) Before deducting expenses estimated to be approximately $950,000, and excluding proceeds from the class A-IO notes.
(2) Initial notional amount equal to $280,000,000.

              The issuing entity also will issue in privately negotiated transactions $310,000,000 aggregate principal amount of its series 2006-1A-7A senior reset rate notes and series 2006-1A-7B senior reset rates notes. These notes are not being offered hereby. The aggregate initial principal balance of the offered notes and the non-offered notes is $1,700,000,000.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this free writing prospectus. Any representation to the contrary is a criminal offense.

           This term sheet constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended. The underwriters named below are offering the offered notes subject to approval of certain legal matters by their counsel.

UBS Investment Bank (Joint Book Runner)	Citigroup (Joint Book Runner)	Goldman, Sachs & Co. (Joint Book Runner)

JPMorgan

April 19, 2006

           The information contained herein refers to and supplements certain of the information contained in the issuing entity’s Preliminary Prospectus Supplement dated April 19, 2006 and the Prospectus dated March 28, 2006 (collectively, the “Preliminary Prospectus”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Preliminary Prospectus.

Closing Date

            April 25, 2006

Acquisition Period

           On the closing date, we will deposit approximately $1,741,554,409 into the Acquisition Fund (which includes the proceeds from the reset notes and the proceeds from the class A-IO notes), approximately $1,592,133,750 of which will be used to acquire student loans on the closing date. Amounts deposited into the Acquisition Fund and available to acquire student loans after the closing date will represent approximately 1.24% of the outstanding principal balance as of the statistical calculation date of the student loans expected to be owned by the trust on the closing date, and approximately 5.29% of the outstanding principal amount of the series 2006-1 notes.

           Until June 26, 2006, we may use amounts remaining in the Acquisition Fund after the closing date to acquire additional student loans. Any amounts remaining in the Acquisition Fund on June 26, 2006 will be transferred to the Retirement Account of the Debt Service Fund on that date.

Collateralization Ratios

           On the closing date, after we issue the series 2006-1 notes and acquire the student loans that we expect to acquire on the closing date:

•	the senior asset percentage will equal approximately 103.7%; and

•	the subordinate asset percentage will equal approximately 98.5%.

Initial Auction Rate Adjustment Date

           The initial auction date and the initial rate adjustment date for the auction rate notes are set forth below:

Series Series 2006-1B	Initial Auction Date May 19, 2006	Initial Rate Adjustment Date May 22, 2006

Use of Proceeds

           We estimate that the net proceeds from the sale of the series 2006-1 notes will be applied as follows:

Deposit to Acquisition Fund	$1,741,554,409
Deposit to Reserve Fund	$ 12,750,000

Total	$1,754,304,409	*

*Includes proceeds from the series 2006-1A-7A and series 2006-1A-7B senior reset rate notes and proceeds from the series 2006-1A-IO senior notes.

           Approximately $950,000 of the proceeds deposited to the Acquisition Fund will be used to pay the costs of issuing the offered notes.

CUSIP Numbers

• • • • • • • •	Series 2006-1A-1 Senior Notes:
Series 2006-1A-2 Senior Notes:
Series 2006-1A-3 Senior Notes:
Series 2006-1A-4 Senior Notes:
Series 2006-1A-5 Senior Notes:
Series 2006-1A-6 Senior Notes:
Series 2006-1A-IO Senior Notes:
Series 2006-1B Subordinate Notes:	194262CN9 194262CP4 194262CQ2 194262CR0 194262CS8 194262CT6 194262CU3 194262CV1

International Securities Identification Numbers (ISIN)

• • • • • • • •	Series 2006-1A-1 Senior Notes:
Series 2006-1A-2 Senior Notes:
Series 2006-1A-3 Senior Notes:
Series 2006-1A-4 Senior Notes:
Series 2006-1A-5 Senior Notes:
Series 2006-1A-6 Senior Notes:
Series 2006-1A-IO Senior Notes:
Series 2006-1B Subordinate Notes:	US194262CN96 US194262CP45 US194262CQ28 US194262CR01 US194262CS83 US194262CT66 US194262CU30 US194262CV13

Euroclear & Clearstream Common Codes

• • • • • • • •	Series 2006-1A-1 Senior Notes:
Series 2006-1A-2 Senior Notes:
Series 2006-1A-3 Senior Notes:
Series 2006-1A-4 Senior Notes:
Series 2006-1A-5 Senior Notes:
Series 2006-1A-6 Senior Notes:
Series 2006-1A-IO Senior Notes:
Series 2006-1B Subordinate Notes:	[_____] [_____] [_____] [_____] [_____] [_____] [_____] [_____]

           In addition to the Preliminary Prospectus, the issuing entity prepared a Preliminary Prospectus Supplement dated March 28, 2006 (together with the Prospectus dated March 28, 2006, the “Initial Preliminary Prospectus”). The Preliminary Prospectus completed much of the information that was left blank in the Initial Preliminary Prospectus. In addition, the following summarizes the substantive revisions made from the Initial Preliminary Prospectus to the Preliminary Prospectus. Page references are to the comparable page in the Preliminary Prospectus.

           P. S-73 – For any series of senior notes that is paid interest only on quarterly distribution dates, the full amount of interest that will be owing to each such series on the next quarterly distribution date will be deposited into the Interest Account of the Debt Service Fund prior to redeeming auction rate notes.

           P. S–78 — So long as the series 2003-2 notes are outstanding, if on the first two monthly calculation dates occurring in an interest accrual period, the amount on deposit in the Retirement Account of the Debt Service Fund and allocated to the series 2003-2 notes is less than the full amount needed to reduce their outstanding principal balance to their targeted balance for the next quarterly distribution date, amounts up to this deficiency that otherwise would be used to redeem auction rate notes will be transferred to the Retirement Account of the Debt Service Fund and allocated to the series 2003-2 notes.

           P.S-79 – When the series 2005-1 LIBOR Rated notes or the series 2006-1 LIBOR rate notes are receiving principal distributions, the full amount needed to reduce each such series to its targeted balance for the next quarterly payment dated will be transferred to the Retirement Account of the Debt Service Fund prior to redeeming auction rate notes.

Prepayment, Yield and Maturity Considerations

           Generally, all of the trust’s student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a series of notes and the yield on a series of notes may be affected by prepayments of the trust’s student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a series of notes will occur prior to such series of notes’ final maturity date. Accordingly, in the event that the trust’s student loans experience significant prepayments, the actual final payments on a series of notes may occur substantially before its final maturity date, causing a shortening of the notes’ weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

           The rate of prepayments on the trust’s student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the trust’s student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the trust’s student loans, and the servicers are obligated to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the trust in that student loan and is not cured within the applicable cure period.

           However, scheduled payments with respect to, and maturities of, the trust’s student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a series of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the trust’s student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments on such student loans. In addition, the maturity of certain of the trust’s student loans may extend beyond the final maturity date for a series of notes.

           Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used herein to calculate prepayments is based on prepayment rates for specific loan types. For purposes of this transaction, we refer to this model as the “PPC.” The PPC applies a constant percentage rate (“CPR,” see discussion below) of prepayment that remains constant throughout the life of a student loan.

           100% PPC implies prepayment at a rate of 4.0% CPR for Consolidation Loans and 12.0% CPR for Stafford Loans and PLUS Loans.

           CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = (Balance (including accrued interest to be capitalized)
after scheduled payments) x (1-(1-CPR) 1/12)

           Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments would be as follows for various levels of PPC:

	0% PPC	50% PPC	100% PPC	150% PPC	200% PPC
Monthly Prepayment-Consolidation	$0.00	$1.68	$3.40	$5.14	$6.92
Loans
Monthly Prepayment-Stafford and	$0.00	$5.14	$10.60	$16.40	$22.61
PLUS Loans

           The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the PPC, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

           For the sole purpose of calculating the information presented in the tables, it is assumed, among other things, that:

•	the cut-off date for the student loans is as of January 31, 2006;
•	the closing date is April 25, 2006;
•	all student loans in school and grace remain in their current status until their status end date and then move to repayment, and no student loan moves from repayment to any other status;
•	no defaults occur on any of the student loans;
•	100% of borrowers in a repayment status will pay on time;
•	there are government payment delays of 30 days for interest subsidy and special allowance payments;
•	interest on student loans is assumed to capitalize once at repayment for borrowers not currently in repayment;
•	one-month LIBOR remains fixed at 4.73%, three-month LIBOR remains fixed at 4.92%, 90-day commercial paper remains fixed at 4.80%, and 91-day Treasury Bill remains fixed at 4.50% for the life of the transaction;
•	distributions on the notes begin on July 25, 2006 and will be made on the 25th calendar day of each month or if the 25th is not a business day, the next business day;
•	the interest rate for each series of outstanding notes at all times will be equal to:

Series 2006 - 1A-1 Senior Notes
Series 2006 - 1A-2 Senior Notes
Series 2006 - 1A-3 Senior Notes
Series 2006 - 1A-4 Senior Notes
Series 2006 - 1A-5 Senior Notes
Series 2006 - 1A-6 Senior Notes
Series 2006 - 1A-7A Senior Notes
Series 2006 - 1A-7B Senior Notes
Series 2006 - 1B Subordinate Notes
Each previously issued series of senior auction rate notes
Each previously issued series of subordinate auction rate notes	4.92% 4.97% 5.02% 5.04% 5.07% 5.10% 5.13% 4.94% 4.80% 4.73% 4.80%

•	each previously issued series of senior LIBOR rate notes will bear interest at a rate equal to 4.92% plus their respective spreads;
•	interest accrues on the LIBOR rate notes on an actual/360 day count basis, auction rate notes on an actual/actual basis, reset rate notes (LIBOR) on an actual/360 basis and for reset rate notes that are fixed on an 30/360 basis;
•	but for servicing, all fees and expenses are quoted on an annualized basis;
•	an administration fee equal to 0.20% of the outstanding principal amount of the student loans, paid monthly by the trust to the administrator, beginning June 1, 2006;
•	trustee fees equal to 0.01% of the principal amount of notes outstanding, paid monthly by the trust to the trustee, beginning May 25, 2006;
•	an auction agent fee equal to 0.004% of the principal amount of auction rate notes outstanding, paid monthly by the trust to the auction agent, beginning May 25, 2006;
•	broker-dealer fees equal to (i) 0.15% of the principal amount of senior auction rate notes outstanding and (ii) 0.25% of the principal amount of subordinate auction rate notes, each paid monthly by the trust to the auction agent, beginning May 25, 2006;
•	a consolidation loan rebate fee equal to 1.05% per annum of the outstanding principal amount of the student loans that are consolidation loans, paid monthly by the trust to the Department of Education;
•	remarketing fees equal to 0.25% of the principal amount of reset rate notes outstanding and to be remarketed, beginning one year prior to the initial reset date and ending on the quarterly distribution date prior to the initial reset date, paid by the trust to the remarketing agents;
•	servicing fees vary by servicer and are paid monthly by the trust to the servicers; such fees range from $1.12 per student loan per month to $3.87 per student loan per month, depending on loan type and status;
•	the reserve account has an initial balance equal to $59,246,506, and at all times a balance of no less than $2,000,000;
•	the collection account has an initial balance equal to $5,978,494; and
•	all payments are assumed to be made at the end of the month and amounts on deposit in the reserve account and collection account, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 4.80% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period;
•	the starting balance for the series 2003-2A-2 senior notes, on the closing date, is $430,900,000; and
•	the starting balance for the series 2004-1A-1 senior notes, on the closing date, is $162,534,072.

           The tables below have been prepared based on the assumptions described above and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and ages of the student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and ages of the student loans are the same as the assumed characteristics, remaining terms and ages.

WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES
OF THE SERIES 2006-1 LIBOR RATE OFFERED NOTES
AT VARIOUS PRECENTAGES OF THE PPC

	Weighted Average Life (years)(1)
Class	0%	50%	100%	150%	200%
Series 2006-1A-1 senior notes	5.07	3.50	1.50	1.50	1.50
Series 2006-1A-2 senior notes	6.45	4.00	4.00	4.00	4.00
Series 2006-1A-3 senior notes	7.07	7.01	7.01	7.01	7.01
Series 2006-1A-4 senior notes	9.75	9.75	9.75	9.75	9.75
Series 2006-1A-5 senior notes	11.99	11.99	11.99	11.99	11.99
Series 2006-1A-6 senior notes	15.00	15.00	15.00	15.00	15.00

Expected Maturity Date
Class	0%	50%	100%	150%	200%
Series 2006-1A-1 senior notes	January 2012	October 2009	April 2008	April 2008	April 2008
Series 2006-1A-2 senior notes	January 2013	July 2010	July 2010	July 2010	July 2010
Series 2006-1A-3 senior notes	October 2013	October 2013	October 2013	October 2013	October 2013
Series 2006-1A-4 senior notes	April 2016	April 2016	April 2016	April 2016	April 2016
Series 2006-1A-5 senior notes	January 2019	January 2019	January 2019	January 2019	January 2019
Series 2006-1A-6 senior notes	April 2022	April 2022	April 2022	April 2022	April 2022

(1)  The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on such note by the number of years from the date of issuance of such note to the related quarterly distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of such note.

SERIES 2006-1A-1 SENIOR NOTES
PRECENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PRECENTAGES OF THE PPC

Quarterly Distribution Dates	0%	50%	100%	150%	200%
Closing	100%	100%	100%	100%	100%
July 2006	100%	100%	100%	100%	100%
October 2006	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
;April 2007	100%	100%	100%	100%	100%
July 2007	100%	100%	60%	60%	60%
October 2007	100%	100%	25%	25%	25%
January 2008	100%	100%	15%	15%	15%
April 2008	100%	100%	0%	0%	0%
July 2008	100%	100%	0%	0%	0%
October 2008	100%	100%	0%	0%	0%
January 2009	100%	100%	0%	0%	0%
April 2009	100%	100%	0%	0%	0%
July 2009	100%	100%	0%	0%	0%
October 2009	100%	0%	0%	0%	0%
January 2010	100%	0%	0%	0%	0%
April 2010	100%	0%	0%	0%	0%
July 2010	100%	0%	0%	0%	0%
October 2010	53%	0%	0%	0%	0%
January 2011	53%	0%	0%	0%	0%
April 2011	53%	0%	0%	0%	0%
July 2011	53%	0%	0%	0%	0%
October 2011	16%	0%	0%	0%	0%
January 2012 and thereafter	0%	0%	0%	0%	0%

SERIES 2006-1A-2 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

Quarterly Distribution Dates	0%	50%	100%	150%	200%
Closing	100%	100%	100%	100%	100%
July 2006	100%	100%	100%	100%	100%
October 2006	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
April 2007	100%	100%	100%	100%	100%
July 2007	100%	100%	100%	100%	100%
October 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
April 2008	100%	100%	100%	100%	100%
July 2008	100%	100%	100%	100%	100%
October 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%
April 2009	100%	100%	100%	100%	100%
July 2009	100%	100%	100%	100%	100%
October 2009	100%	95%	95%	95%	95%
January 2010	100%	70%	70%	70%	70%
April 2010	100%	35%	35%	35%	35%
July 2010	100%	0%	0%	0%	0%
October 2010	100%	0%	0%	0%	0%
January 2011	100%	0%	0%	0%	0%
April 2011	100%	0%	0%	0%	0%
July 2011	100%	0%	0%	0%	0%
October 2011	100%	0%	0%	0%	0%
January 2012	97%	0%	0%	0%	0%
April 2012	82%	0%	0%	0%	0%
July 2012	67%	0%	0%	0%	0%
October 2012	33%	0%	0%	0%	0%
January 2013 and thereafter	0%	0%	0%	0%	0%

SERIES 2006-1A-3 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

Quarterly Distribution Dates	0%	50%	100%	150%	200%
Closing	100%	100%	100%	100%	100%
July 2006	100%	100%	100%	100%	100%
October 2006	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
April 2007	100%	100%	100%	100%	100%
July 2007	100%	100%	100%	100%	100%
October 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
April 2008	100%	100%	100%	100%	100%
July 2008	100%	100%	100%	100%	100%
October 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%
April 2009	100%	100%	100%	100%	100%
July 2009	100%	100%	100%	100%	100%
October 2009	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%
April 2010	100%	100%	100%	100%	100%
July 2010	100%	100%	100%	100%	100%
October 2010	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	100%	100%
April 2011	100%	100%	100%	100%	100%
July 2011	100%	100%	100%	100%	100%
October 2011	100%	100%	100%	100%	100%
January 2012	100%	100%	100%	100%	100%
April 2012	100%	100%	100%	100%	100%
July 2012	100%	100%	100%	100%	100%
October 2012	100%	89%	89%	89%	89%
January 2013	78%	62%	62%	62%	62%
April 2013	35%	35%	35%	35%	35%
July 2013	16%	16%	16%	16%	16%
October 2013 and thereafter	0%	0%	0%	0%	0%

SERIES 2006-1A-4 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

Quarterly Distribution Dates	0%	50%	100%	150%	200%
Closing	100%	100%	100%	100%	100%
July 2006	100%	100%	100%	100%	100%
October 2006	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
April 2007	100%	100%	100%	100%	100%
July 2007	100%	100%	100%	100%	100%
October 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
April 2008	100%	100%	100%	100%	100%
July 2008	100%	100%	100%	100%	100%
October 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%
April 2009	100%	100%	100%	100%	100%
July 2009	100%	100%	100%	100%	100%
October 2009	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%
April 2010	100%	100%	100%	100%	100%
July 2010	100%	100%	100%	100%	100%
October 2010	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	100%	100%
April 2011	100%	100%	100%	100%	100%
July 2011	100%	100%	100%	100%	100%
October 2011	100%	100%	100%	100%	100%
January 2012	100%	100%	100%	100%	100%
April 2012	100%	100%	100%	100%	100%
July 2012	100%	100%	100%	100%	100%
October 2012	100%	100%	100%	100%	100%
January 2013	100%	100%	100%	100%	100%
April 2013	100%	100%	100%	100%	100%
July 2013	100%	100%	100%	100%	100%
October 2013	100%	100%	100%	100%	100%
January 2014	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
July 2014	100%	100%	100%	100%	100%
October 2014	100%	100%	100%	100%	100%
January 2015	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
July 2015	100%	100%	100%	100%	100%
October 2015	67%	67%	67%	67%	67%
January 2016	33%	33%	33%	33%	33%
April 2016 and thereafter	0%	0%	0%	0%	0%

SERIES 2006-1A-5 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

Quarterly Distribution Dates	0%	50%	100%	150%	200%
Closing	100%	100%	100%	100%	100%
July 2006	100%	100%	100%	100%	100%
October 2006	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
April 2007	100%	100%	100%	100%	100%
July 2007	100%	100%	100%	100%	100%
October 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
April 2008	100%	100%	100%	100%	100%
July 2008	100%	100%	100%	100%	100%
October 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%
April 2009	100%	100%	100%	100%	100%
July 2009	100%	100%	100%	100%	100%
October 2009	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%
April 2010	100%	100%	100%	100%	100%
July 2010	100%	100%	100%	100%	100%
October 2010	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	100%	100%
April 2011	100%	100%	100%	100%	100%
July 2011	100%	100%	100%	100%	100%
October 2011	100%	100%	100%	100%	100%
January 2012	100%	100%	100%	100%	100%
April 2012	100%	100%	100%	100%	100%
July 2012	100%	100%	100%	100%	100%
October 2012	100%	100%	100%	100%	100%
January 2013	100%	100%	100%	100%	100%
April 2013	100%	100%	100%	100%	100%
July 2013	100%	100%	100%	100%	100%
October 2013	100%	100%	100%	100%	100%
January 2014	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
July 2014	100%	100%	100%	100%	100%
October 2014	100%	100%	100%	100%	100%
January 2015	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
July 2015	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
January 2016	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
July 2016	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
January 2017	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
July 2017	95%	95%	95%	95%	95%
October 2017	76%	76%	76%	76%	76%
January 2018	58%	58%	58%	58%	58%
April 2018	39%	39%	39%	39%	39%
July 2018	22%	22%	22%	22%	22%
October 2018	7%	7%	7%	7%	7%
January 2019 and thereafter	0%	0%	0%	0%	0%

SERIES 2006-1A-6 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

Quarterly Distribution Dates	0%	50%	100%	150%	200%
Closing	100%	100%	100%	100%	100%
July 2006	100%	100%	100%	100%	100%
October 2006	100%	100%	100%	100%	100%
January 2007	100%	100%	100%	100%	100%
April 2007	100%	100%	100%	100%	100%
July 2007	100%	100%	100%	100%	100%
October 2007	100%	100%	100%	100%	100%
January 2008	100%	100%	100%	100%	100%
April 2008	100%	100%	100%	100%	100%
July 2008	100%	100%	100%	100%	100%
October 2008	100%	100%	100%	100%	100%
January 2009	100%	100%	100%	100%	100%
April 2009	100%	100%	100%	100%	100%
July 2009	100%	100%	100%	100%	100%
October 2009	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%
April 2010	100%	100%	100%	100%	100%
July 2010	100%	100%	100%	100%	100%
October 2010	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	100%	100%
April 2011	100%	100%	100%	100%	100%
July 2011	100%	100%	100%	100%	100%
October 2011	100%	100%	100%	100%	100%
January 2012	100%	100%	100%	100%	100%
April 2012	100%	100%	100%	100%	100%
July 2012	100%	100%	100%	100%	100%
October 2012	100%	100%	100%	100%	100%
January 2013	100%	100%	100%	100%	100%
April 2013	100%	100%	100%	100%	100%
July 2013	100%	100%	100%	100%	100%
October 2013	100%	100%	100%	100%	100%
January 2014	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
July 2014	100%	100%	100%	100%	100%
October 2014	100%	100%	100%	100%	100%
January 2015	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
July 2015	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
January 2016	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
July 2016	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
January 2017	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
January 2018	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
January 2019	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
January 2020	100%	100%	100%	100%	100%
April 2020	97%	97%	97%	97%	97%
July 2020	83%	83%	83%	83%	83%
October 2020	69%	69%	69%	69%	69%
January 2021	54%	54%	54%	54%	54%
April 2021	40%	40%	40%	40%	40%
July 2021	29%	29%	29%	29%	29%
October 2021	19%	19%	19%	19%	19%
January 2022	8%	8%	8%	8%	8%
April 2022 and thereafter	0%	0%	0%	0%	0%